EXHIBIT 99.1
Investor Contact:
Derek Leckow
Exact Sciences Corp.
investorrelations@exactsciences.com
608-893-0009

Media Contact:
Steph Spanos
Exact Sciences Corp.
sspanos@exactsciences.com
608-556-4380

For Immediate Release

Exact Sciences Announces Third Quarter 2025 Results

Reports record revenue, raises full-year guidance, generates record cash from operations

Third quarter and recent highlights

•Delivered record total third quarter revenue of $851 million, an increase of 20% on a reported and core revenue basis, including Screening revenue of $666 million and Precision Oncology revenue of $184 million
•Raised full-year 2025 revenue and adjusted EBITDA guidance midpoints by $78 million and $10 million, respectively
•Generated record cash from operations and free cash flow
•Launched Cancerguard®, the company's multi-cancer early detection test, for patients in the United States

MADISON, Wis., November 3, 2025 — Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the Company generated revenue of $851 million for the third quarter ended September 30, 2025, compared to $709 million for the same period of 2024.

“Exact Sciences continues to advance our mission to prevent cancer and detect it earlier through a relentless focus on patients,” said Kevin Conroy, chairman and CEO. “Our third quarter results reflect the power of our patient-centric platform and our trusted brands, Cologuard® and Oncotype DX®. The momentum we are building is fueling growth, advancing innovative new tests like Cancerguard, and strengthening our financial performance."

Third quarter 2025 financial results

For the three-month period ended September 30, 2025, as compared to the same period of 2024 (where applicable):

•Total revenue was $851 million, an increase of 20% on a reported and core revenue basis
•Screening revenue was $666 million, an increase of 22%
•Precision Oncology revenue was $184 million, an increase of 13%
•Gross margin was 69%, and adjusted gross margin was 71%
•Net loss was $20 million, or $0.10 per share, an improvement of $19 million and $0.10 per share, respectively
•Adjusted EBITDA was $135 million, an increase of $37 million or 37%, and adjusted EBITDA margin was 16%, an increase of 200 basis points
•Operating cash flow was $220 million and free cash flow was $190 million, an increase of 59% and 69%, respectively,
•Cash, cash equivalents, and marketable securities were $1.00 billion at the end of the quarter

Screening primarily includes laboratory service revenue from Cologuard® tests and PreventionGenetics. Precision Oncology includes laboratory service revenue from global Oncotype DX® and therapy selection tests.

Platform and pipeline advancements
In September 2025, Exact Sciences launched its Cancerguard® multi-cancer early detection (MCED) test as a laboratory-developed test. Cancerguard is the first multi-cancer early detection test commercially available that analyzes multiple biomarker classes to help detect a wide range of cancers, including those that often go undiagnosed until later stages when treatment options are limited. The test is supported by data from robust test-development studies, such as DETECT-A and ASCEND 2, involving more than 20,000 participants, including the first-ever prospective interventional MCED trial. The

Company brings the test to patients in the United States through its large commercial organization and unique ExactNexusTM technology platform.

To support patient access to Cancerguard, the Company recently announced an agreement with Quest Diagnostics to enable blood collection at the company’s approximately 7,000 patient access sites across the U.S., including through its patient service centers and in-office phlebotomists in provider offices, as well as mobile phlebotomy services for at-home collections.

2025 outlook
The Company has updated its full-year 2025 revenue and adjusted EBITDA guidance:

	Prior guidance	November 3 update	Change at midpoint	Y/Y growth rate
Total revenue	$3.130 - $3.170 billion	$3.220 - $3.235 billion	$77.5 million	17%
Screening	$2.440 - $2.470 billion	$2.510 - $2.520 billion	$60.0 million	20%
Precision Oncology	$690 - $700 million	$710 - $715 million	$17.5 million	9%
Adjusted EBITDA	$455 - $475 million	$470 - $480 million	$10.0 million	47%

Third-quarter 2025 conference call & webcast
Company management will host a conference call and webcast on Monday, November 3, 2025, at 5 p.m. ET to discuss third-quarter 2025 results. The webcast will be available at exactsciences.com. Domestic callers should dial 888-330-2384 and international callers should dial +1-240-789-2701. The access code for both domestic and international callers is 4437608. A replay of the webcast will be available at exactsciences.com. The webcast, conference call, and replay are open to all interested parties.

Non-GAAP disclosure
In addition to the Company's financial results determined in accordance with U.S. GAAP, the Company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity. The Company presents the following non-GAAP measures:

Core revenue — Core revenue is calculated to adjust for recent acquisitions and divestitures and foreign currency exchange rate fluctuations. Revenue from recent acquisitions and divestitures is adjusted for the 12 months following acquisition or divestiture when the periods are not comparable. To exclude the impact of change in foreign currency exchange rates from the prior period under comparison, the Company converts the current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

Adjusted EBITDA and adjusted EBITDA margin — The Company defines adjusted EBITDA as net loss adjusted for interest expense, income tax expense or benefit, depreciation expense, amortization of acquired intangible assets, investment income or loss, and certain other items which include significant non-cash items and other charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations. These items are discussed in more detail below in the tables captioned “U.S. GAAP to Non-GAAP Reconciliation”. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenue.

Adjusted gross profit, adjusted research and development expenses, adjusted sales and marketing expenses, adjusted general and administrative expenses, adjusted income (loss) from operations, adjusted net income (loss) before tax, adjusted income tax expense (benefit), adjusted net income (loss), and adjusted earnings per share — The Company refers to various “adjusted” amounts or measures on an “adjusted” basis, which exclude the impact of amortization of intangible assets and certain charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations. These items are described in more detail below in the tables captioned “U.S. GAAP to Non-GAAP Reconciliation”. The Company also presents certain of these adjusted measures as a percentage of revenue including adjusted gross margin.

Free cash flow — The Company defines free cash flow as net cash used in or provided by operating activities, reduced by purchases of property, plant and equipment. Management uses free cash flow as a liquidity measure.

Management believes that presentation of non-GAAP financial measures provides supplemental information useful to investors in understanding our underlying operating results and trends. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability of the Company's operating results across reporting periods. Management uses this non-GAAP financial information to establish budgets, manage the Company's business, and set incentive and compensation arrangements. Free cash flow provides useful information to management and investors since it measures our ability to generate cash from business operations. Non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, adjusted gross margin and adjusted gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. Additionally, adjusted EBITDA and other adjusted operating result metrics exclude a number of expense items that are included in net loss. As a result, positive adjusted EBITDA, adjusted operating income, or adjusted earnings per share may be achieved while a significant net loss persists. For more information on these non-GAAP financial measures, see the tables captioned “U.S. GAAP to Non-GAAP Reconciliation.” The Company presents certain forward-looking statements about the Company's future financial performance that include non-GAAP measures. These non-GAAP measures include adjustments like stock-based compensation, acquisition and integration costs including gains and losses on contingent consideration, and other significant charges or gains that are difficult to predict for future periods because the nature of the adjustments pertain to events that have not yet occurred. Additionally, management does not forecast many of the excluded items for internal use. Information reconciling forward-looking non-GAAP measures to U.S. GAAP measures is therefore not available without unreasonable effort and is not provided. The occurrence, timing, and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company's GAAP results.

About the Cologuard® and Cologuard Plus™ tests:
Developed in collaboration with Mayo Clinic, the Cologuard and Cologuard Plus tests are non-invasive stool-based colorectal cancer (CRC) screening options for the 110 million U.S. adults ages 45 or older who are at average risk for the disease.
The Cologuard test revolutionized CRC screening by detecting specific DNA markers and blood associated with cancer and precancer in stool, allowing patients to use the test at home without special preparation or time off. It is covered by Medicare and included in national screening guidelines from both the American Cancer Society (2018) and the U.S. Preventive Services Task Force (2021). Since its launch in 2014, the Cologuard test has been used to screen for CRC 20 million times.
Building on this success, the FDA-approved Cologuard Plus test raises the performance bar even further and features novel biomarkers, improved laboratory processes, and enhanced sample stability. The Cologuard Plus test is expected to reduce false positives by nearly 40%, to help minimize unnecessary follow-up colonoscopies. Both tests demonstrate Exact Sciences’ commitment to improving CRC screening access and outcomes. Exact Sciences launched the Cologuard Plus test with Medicare coverage and guideline inclusion in the first quarter of 2025.
About the Oncodetect® test
Molecular residual disease refers to the presence of tumor-specific DNA in the body. These fragments of genetic information, known as circulating tumor DNA (ctDNA), are shed into the bloodstream by tumors, and their presence may indicate that cancer is present. Exact Sciences’ MRD offering leverages our in-house capabilities in whole exome sequencing to offer a tumor-informed MRD test for a personalized approach to detecting and monitoring residual cancer in patients with solid tumors. By identifying somatic genomic alterations in tumor DNA and detecting a subset in ctDNA from blood, the Oncodetect test enables the detection of ctDNA before, during, and after treatment. This critical information can guide therapy decisions and monitor for cancer recurrence. The Oncodetect test has not been cleared or approved by the U.S. Food and Drug Administration or any other national regulatory authority

About the Cancerguard® test
The Cancerguard test is designed to detect multiple cancers in their earliest stages from a single blood draw. Building upon decades of research, Exact Sciences intends to harness the additive sensitivity of multiple biomarker classes to detect more cancers in earlier stages. The Cancerguard test will utilize a streamlined and standardized imaging-based diagnostic pathway, which may result in fewer follow-up procedures. The test is being developed to provide high specificity to help minimize false positives while detecting multiple cancers, including those with the biggest toll on human health. These features describe current development goals. The Cancerguard test has not been cleared or approved by the U.S. Food and Drug Administration or any other national regulatory authority. To learn more, visit http://www.exactsciences.com/cancerguard.

About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra® test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine, by applying real-world evidence and guideline recommendations. To learn more, visit precisiononcology.exactsciences.com.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences (Nasdaq: EXAS) helps patients and health care providers make timely, informed decisions before, during, and after a cancer diagnosis. The company’s growing portfolio includes well-established brands such as Cologuard® and Oncotype DX®, along with innovative solutions like the Cancerguard® test for multi-cancer early detection and the Oncodetect® test for molecular residual disease and recurrence monitoring. Exact Sciences continues to invest in a robust pipeline of advanced cancer diagnostics aimed at improving outcomes. For more information, visit ExactSciences.com, follow Exact Sciences on X @ExactSciences, or find Exact Sciences on LinkedIn and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, including the anticipated impacts of restructuring and cost reduction initiatives; expectations for development or launching of new or improved products and services and their adoption and impact on patients; insurance reimbursement potential; our strategies, clinical trials, commercialization efforts, positioning, competition, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions and collaborative and licensing arrangements, including estimated synergies and other financial impacts.
Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully develop and commercialize new products and services and assess potential market opportunities; our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our reliance upon certain suppliers; our ability to retain and hire key personnel; approval and maintenance of adequate reimbursement rates for our products and services within and outside of the U.S.; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; government shutdowns and changes in government policies, laws, regulations, and staffing; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; our ability to protect and enforce our intellectual property; our success establishing and maintaining collaborative, licensing, and supplier arrangements; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; the potential effects of changing macroeconomic conditions and geopolitical conflict; the possibility that the anticipated benefits from our business acquisitions or collaborative or licensing arrangements will not be realized in full or at all or may take longer to realize than expected; the possibility that the anticipated benefits from our restructuring and cost reduction initiatives will not be realized in full or at all or may take longer to realize than expected; the outcome of any potential litigation or legal proceeding; and our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$850,739	$708,655	$2,368,609	$2,045,443

Cost of sales	266,810	217,170	721,680	619,319
Gross profit	583,929	491,485	1,646,929	1,426,124

Operating expenses
Research and development	117,290	101,487	331,501	333,501
Sales and marketing	250,228	220,264	761,656	649,596
General and administrative	241,413	193,539	670,681	590,715
Impairment of long-lived and indefinite-lived assets	543	18,698	6,794	31,296
Total operating expenses	609,474	533,988	1,770,632	1,605,108

Other operating income	—	3,100	—	6,632
Loss from operations	(25,545)	(39,403)	(123,703)	(172,352)

Other income (expense)
Investment income, net	17,577	11,582	34,500	29,596
Interest expense, net	(9,789)	(9,607)	(29,602)	(17,439)
Total other income	7,788	1,975	4,898	12,157

Net loss before tax	(17,757)	(37,428)	(118,805)	(160,195)

Income tax expense	(1,837)	(808)	(3,189)	(4,077)

Net loss	$(19,594)	$(38,236)	$(121,994)	$(164,272)

Net loss per share—basic and diluted	$(0.10)	$(0.21)	$(0.65)	$(0.89)

Weighted average common shares outstanding—basic and diluted	189,262	184,795	188,335	183,823

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$789,037	$600,889
Marketable securities	214,058	437,137
Accounts receivable, net	306,051	248,968
Inventory	164,784	162,383
Prepaid expenses and other current assets	116,796	122,046
Property, plant and equipment, net	704,065	693,673
Operating lease right-of-use assets	121,114	116,952
Goodwill	2,368,028	2,366,676
Intangible assets, net	941,200	1,009,693
Other long-term assets, net	174,876	169,722
Total assets	$5,900,009	$5,928,139

Liabilities and stockholders’ equity
Convertible notes, net, current portion	$—	$249,153
Current liabilities	584,260	483,034
Convertible notes, net, less current portion	2,325,637	2,321,067
Other long-term liabilities	324,807	315,503
Operating lease liabilities, less current portion	163,886	157,133
Total stockholders’ equity	2,501,419	2,402,249
Total liabilities and stockholders’ equity	$5,900,009	$5,928,139

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
Core Revenue
(Unaudited)
(Amounts in thousands)

	GAAP
	Three Months Ended September 30,
	2025	2024	% Change
Screening	$666,240	$544,901	22%
Precision Oncology	184,499	163,754	13%
Total	$850,739	$708,655	20%

	Non-GAAP
	Three Months Ended September 30,
	2025	2024 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$666,240	$544,901	22%	$—	$666,240	22%
Precision Oncology	184,499	163,193	13%	(1,334)	183,165	12%
Total	$850,739	$708,094	20%	$(1,334)	$849,405	20%

	GAAP
	Nine Months Ended September 30,
	2025	2024	% Change
Screening	$1,834,728	$1,551,305	18%
Precision Oncology	533,881	494,138	8%
Total	$2,368,609	$2,045,443	16%

	Non-GAAP
	Nine Months Ended September 30,
	2025	2024 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$1,834,728	$1,551,305	18%	$—	$1,834,728	18%
Precision Oncology (4)	533,881	488,963	9%	(4,072)	529,809	8%
Total	$2,368,609	$2,040,268	16%	$(4,072)	$2,364,537	16%

(1) Excludes revenue from the divested Oncotype DX Genomic Prostate Score test, which ceased generating revenue at the completion of a transition period in the third quarter of 2024.

(2) Foreign currency impact is calculating the change in current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

(3) Excludes revenue from the divested Oncotype DX Genomic Prostate Score test for the three and nine months ended September 30, 2024 and the impact of foreign currency exchange rate fluctuations.

(4) Includes sublicense revenue of $7.5 million for the nine months ended September 30, 2025 that was recognized under a sublicense agreement executed in the second quarter of 2025 related to technology licensed from TwinStrand Biosciences, Inc. in the third quarter of 2024.

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
Adjusted EBITDA
(Unaudited)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(19,594)	$(38,236)	$(121,994)	$(164,272)
Interest expense	9,789	9,607	29,602	17,439
Income tax expense	1,837	808	3,189	4,077
Investment income	(17,577)	(11,582)	(34,500)	(29,596)
Depreciation and amortization	55,882	54,771	165,226	161,712
Stock-based compensation (1)	61,406	57,219	192,225	197,143
Acquisition and integration costs (2)	10,559	5,310	23,755	2,836
Impairment of long-lived and indefinite-lived assets (3)	543	18,698	6,794	31,296
Gain on sale of asset (4)	—	(3,100)	—	(6,632)
Restructuring and business transformation (5)	32,580	8,736	72,608	11,671
License agreement termination (6)	—	—	—	25,843
Legal settlement (7)	—	(3,500)	—	(3,500)
Adjusted EBITDA	$135,425	$98,731	$336,905	$248,017
Adjusted EBITDA margin	16%	14%	14%	12%

Refer below the Reconciliations of U.S. GAAP to Non-GAAP Measures section for endnote descriptions.

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
U.S. GAAP to Non-GAAP Measures
(Unaudited)
(Amounts in thousands)

	Three Months Ended September 30, 2025
	Gross Profit	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Before Tax	Income Tax Benefit (Expense)	Net Income (Loss)	Net Income (Loss) Per Diluted Share
Reported	$583,929	$117,290	$250,228	$241,413	$(25,545)	$(17,757)	$(1,837)	$(19,594)	$(0.10)
Reported percent of revenue	69%	14%	29%	28%
Amortization of acquired intangible assets	21,967	(275)	(1,924)	(8)	24,174	24,174	461	24,635	0.12
Acquisition and integration costs (2)	—	—	—	(10,559)	10,559	10,559	(80)	10,479	0.05
Impairment of long-lived and indefinite-lived assets (3)	—	—	—	—	543	543	—	543	0.00
Restructuring and business transformation (5)	—	(174)	(4,508)	(27,898)	32,580	32,580	(232)	32,348	0.16
Rounding adjustment from basic to diluted shares (8)	—	—	—	—	—	—	—	—	0.01
Adjusted (non-GAAP)	$605,896	$116,841	$243,796	$202,948	$42,311	$50,099	$(1,688)	$48,411	$0.24
Adjusted percent of revenue (non-GAAP)	71%	14%	29%	24%
Weighted average common shares outstanding - basic									189,262
Weighted average common shares outstanding - diluted									200,591

	Nine Months Ended September 30, 2025
	Gross Profit	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Before Tax	Income Tax Benefit (Expense)	Net Income (Loss)	Net Income (Loss) Per Diluted Share
Reported	$1,646,929	$331,501	$761,656	$670,681	$(123,703)	$(118,805)	$(3,189)	$(121,994)	$(0.65)
Reported percent of revenue	70%	14%	32%	28%
Amortization of acquired intangible assets	64,701	(1,929)	(5,771)	(60)	72,461	72,461	(369)	72,092	0.38
Acquisition and integration costs (2)	—	—	—	(23,755)	23,755	23,755	(132)	23,623	0.12
Impairment of long-lived and indefinite-lived assets (3)	—	—	—	—	6,794	6,794	—	6,794	0.04
Restructuring and business transformation (5)	389	(925)	(14,668)	(56,626)	72,608	72,608	(356)	72,252	0.38
Rounding adjustment from basic to diluted shares (8)	—	—	—	—	—	—	—	—	0.01
Adjusted (non-GAAP)	$1,712,019	$328,647	$741,217	$590,240	$51,915	$56,813	$(4,046)	$52,767	$0.28
Adjusted percent of revenue (non-GAAP)	72%	14%	31%	25%
Weighted average common shares outstanding - basic									188,335
Weighted average common shares outstanding - diluted									189,967

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
U.S. GAAP to Non-GAAP Measures
(Unaudited)
(Amounts in thousands)

	Three Months Ended September 30, 2024
	Gross Profit	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Before Tax	Income Tax Benefit (Expense)	Net Income (Loss)	Net Income (Loss) Per Diluted Share
Reported	$491,485	$101,487	$220,264	$193,539	$(39,403)	$(37,428)	$(808)	$(38,236)	$(0.21)
Reported percent of revenue	69%	14%	31%	27%
Amortization of acquired intangible assets	21,100	(1,385)	(1,924)	(26)	24,435	24,435	76	24,511	0.13
Acquisition and integration costs (2)	—	—	—	(5,310)	5,310	5,310	(47)	5,263	0.03
Impairment of long-lived and indefinite-lived assets (3)	—	—	—	—	18,698	18,698	—	18,698	0.10
Gain on sale of asset (4)	—	—	—	—	(3,100)	(3,100)	—	(3,100)	(0.02)
Restructuring and business transformation (5)	—	(4,181)	—	(4,555)	8,736	8,736	(167)	8,569	0.05
Legal settlement (7)	—	—	—	3,500	(3,500)	(3,500)	28	(3,472)	(0.02)
Rounding adjustment from basic to diluted shares (8)	—	—	—	—	—	—	—	—	0.01
Adjusted (non-GAAP)	$512,585	$95,921	$218,340	$187,148	$11,176	$13,151	$(918)	$12,233	$0.07
Adjusted percent of revenue (non-GAAP)	72%	14%	31%	26%
Weighted average common shares outstanding - basic									184,795
Weighted average common shares outstanding - diluted									186,369

	Nine Months Ended September 30, 2024
	Gross Profit	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Before Tax	Income Tax Benefit (Expense)	Net Income (Loss)	Net Income (Loss) Per Share
Reported	$1,426,124	$333,501	$649,596	$590,715	$(172,352)	$(160,195)	$(4,077)	$(164,272)	$(0.89)
Reported percent of revenue	70%	16%	32%	29%
Amortization of acquired intangible assets	63,300	(1,908)	(5,771)	(78)	71,057	71,057	1,125	72,182	0.39
Acquisition and integration costs (2)	—	—	—	(2,836)	2,836	2,836	(23)	2,813	0.02
Impairment of long-lived and indefinite-lived assets (3)	—	—	—	—	31,296	31,296	—	31,296	0.17
Gain on sale of asset (4)	—	—	—	—	(6,632)	(6,632)	—	(6,632)	(0.04)
Restructuring and business transformation (5)	200	(6,574)	(222)	(4,675)	11,671	11,671	(177)	11,494	0.06
License agreement termination (6)	—	(25,843)	—	—	25,843	25,843	159	26,002	0.14
Legal settlement (7)	—	—	—	3,500	(3,500)	(3,500)	28	(3,472)	(0.02)
Adjusted (non-GAAP)	$1,489,624	$299,176	$643,603	$586,626	$(39,781)	$(27,624)	$(2,965)	$(30,589)	$(0.17)
Adjusted percent of revenue (non-GAAP)	73%	15%	31%	29%
Weighted average common shares outstanding - basic and diluted									183,823

(1) Represents stock-based compensation expense and 401(k) match expense. The Company matches a portion of Exact Sciences employees’ contributions annually in the form of the Company’s common stock.

(2) Represents acquisition and related integration costs incurred as a result of the Company’s acquisitions. Acquisition costs represent legal and professional fees incurred to execute the transaction and integration related costs represent expenses incurred outside regular business operations, specifically relating to the integration of businesses acquired including any gain or loss on contingent consideration liabilities, severance and accelerated vesting of stock awards, and professional services. For the three and nine months ended September 30, 2025, this primarily includes the remeasurement of the contingent consideration, which resulted in an expense of $8.7 million and $21.9 million, respectively. For the three and nine months ended September 30, 2024, the remeasurement of contingent consideration liabilities resulted in an expense of $5.3 million and a gain of $2.3 million, respectively. The Company also incurred severance costs and professional service fees which were not significant for the three and nine months ended September 30, 2024. The majority of the professional service fees relate to the integration of information technology systems.

(3) Represents impairment charges on the Company’s long-lived and indefinite-lived assets. For the three and nine months ended September 30, 2025 and September 30, 2024, the Company recorded impairment charges related to certain of our domestic facilities and corresponding leasehold improvements.

(4) Relates to the sale of the intellectual property and know-how related to the Company’s Oncotype DX Genomic Prostate Score test to MDxHealth SA. For the three and nine months ended September 30, 2024, this represents the remeasurement of the associated contingent consideration.

(5) For the three and nine months ended September 30, 2025, the Company incurred restructuring charges of $15.3 million and $26.4 million, respectively, and business transformation costs of $17.3 million and $46.2 million, respectively, as part of a multi-year productivity plan. Restructuring charges primarily include employee termination costs as a result of restructuring certain support functions globally. Business transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company that do not meet the definition of restructuring charges. For the three and nine months ended September 30, 2025, these costs primarily include consulting services, and employee termination benefits. For the three and nine months ended September 30, 2024, the Company incurred employee termination costs related to the closure of domestic facilities that began in 2023 as part of efforts to consolidate operations. For the three months ended September 30, 2024, this also included an insignificant amount of professional service fees as part of business transformation efforts.

(6) Represents termination related charges incurred due to the termination of the Company's license and sponsored research agreements with The Translational Genomics Research Institute related to its Targeted Digital Sequencing technology.

(7) The Company reached a settlement with a counterparty related to the Medicare Date of Service Rule Investigation and the Federal Anti-Kickback Statute lawsuit.

(8) This adjustment is for rounding and, in those periods in which the Company has a GAAP net loss and adjusted (non-GAAP) net income, also compensates for the effects of additional diluted shares outstanding for the treasury stock impact of restricted stock unit awards, performance share unit awards, stock options, and stock purchased through the employee stock purchase plan, and the if-converted impact of convertible notes. For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations.

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
Operating Cash Flow to Free Cash Flow
(Unaudited)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$219,923	$138,719	$339,749	$163,473
Net cash provided by (used in) investing activities	(86,454)	(81,716)	104,004	(400,283)
Net cash provided by (used in) financing activities	(1,532)	(226)	(262,217)	221,375
Effects of exchange rate changes on cash and cash equivalents	1	1,873	865	427
Net increase (decrease) in cash, cash equivalents and restricted cash	131,938	58,650	182,401	(15,008)
Cash, cash equivalents and restricted cash, beginning of period	657,099	536,017	606,636	609,675
Cash, cash equivalents and restricted cash, end of period	$789,037	$594,667	$789,037	$594,667

Reconciliation of free cash flow:
Net cash provided by operating activities	$219,923	$138,719	$339,749	$163,473
Purchases of property, plant and equipment	(29,897)	(26,158)	(103,413)	(99,673)
Free cash flow	$190,026	$112,561	$236,336	$63,800